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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   FORM 8-K


                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   JUNE 3, 1996
COMMISSION FILE NUMBER:  0-10095



                            UNIT INSTRUMENTS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               CALIFORNIA                         33-0077406
      (STATE OR OTHER JURISDICTION              (I.R.S. EMPLOYER
           OF INCORPORATION)                  IDENTIFICATION NUMBER)



            22600 SAVI RANCH PARKWAY, YORBA LINDA, CALIFORNIA  92687
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (714) 921-2640



                     THIS REPORT CONSISTS OF TWO (2) PAGES.

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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS
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On June 3, 1996, Unit Instruments, Inc. ("Unit") completed its previously announced acquisition of Control Systems, Inc. ("CSI") through a wholly-owned subsidiary, CSI Acquisition Corporation. CSI was a privately held company based in Rio Rancho, New Mexico. Total consideration was $1.2 million in cash and 288,927 shares of Unit Common Stock. Funds for this acquisition were obtained from the Registrant's cash balances. The acquisition will be accounted for under purchasing accounting.

CSI was founded in 1991 and manufacturers gas isolation boxes, gas panels and other ultra high purity gas delivery systems for the semiconductor industry. CSI will operate as a wholly-owned subsidiary under its current name. To the best knowledge of the Registrant, there is no material relationship between the sellers and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
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     (a)  Financial statements of business acquired.

          (1) Information required pursuant to Rule 3.05(b) is not currently available and will be filed on or before August 16, 1996.


     (b)  Proforma financial information.

          (1) Information required pursuant to Article 11 of Regulation S-X is not currently available and will be filed on or before August 16, 1996.


     (c)  Exhibits

          (1) Agreement and Plan of Reorganization and Merger among Unit Instruments, Inc., CSI Acquisition Corporation, a wholly-owned subsidiary of Unit Instruments, Inc. and Control Systems, Inc.

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                                  SIGNATURES



  Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.



                                               UNIT INSTRUMENTS, INC.




  Date:      June 27, 1996                     By  _____________________________
                                                   /s/  Gary N. Patten
                                                   Chief Financial Officer